Bandwidth Announces Second Quarter 2025 Financial Results
Accelerating revenue growth fueled by core voice platform
Enterprise adoption of AI voice integrations continues to build momentum

July 29, 2025

Conference Call
Bandwidth will host a conference call to discuss financial results for the second quarter ended June 30, 2025 on July 29, 2025. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the second quarter ended June 30, 2025.
“Bandwidth delivered a solid second quarter, exceeding expectations on both top and bottom-lines, demonstrating continued momentum and disciplined execution,” said David Morken, CEO of Bandwidth. “Our investments in AI voice are yielding results, with enterprises adopting our software-driven Maestro and AIBridge platforms to seamlessly integrate AI voice into their customer experience call flows, establishing Bandwidth as the essential platform for the enterprise AI voice revolution.”

Second Quarter 2025 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three and six months ended June 30, 2025 and 2024 ($ in millions).

Conference Call Details
July 29, 2025
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through August 5, 2025 by dialing 877-344-7529 or
412-317-0088 for international callers, and entering passcode 4790498.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$180	$174	$354	$345
Gross Margin	40%	37%	40%	38%
Non-GAAP Gross Margin (1)	58%	56%	59%	56%
Net (loss) income	$(5)	$4	$(9)	$(5)
Adjusted EBITDA (1)	$22	$19	$44	$35
Net cash provided by operating activities	$32	$24	$29	$27
Free cash flow (1)	$26	$18	$12	$14

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Bandwidth’s second quarter results underscore our commitment to sustainable, profitable growth, with accelerating momentum in our core voice offerings,” said Daryl Raiford, CFO of Bandwidth. “Our record first-half 2025 Non-GAAP gross margin, Adjusted EBITDA and operating cash flows demonstrate our strong execution and platform leadership, keeping us firmly on track toward our strategic and financial goals. We’re building on a foundation of strong execution, expanding customer value through AI-powered use cases, and leveraging our platform’s scale and flexibility.”

Second Quarter Customer Highlights
•A major U.S. bank integrated third-party conversational AI with Bandwidth’s software-driven Maestro platform and network-level voice anomaly detection to enhance customer experience across complex contact center environments.
•One of Tennessee’s largest healthcare providers selected Bandwidth as its sole voice communications provider, citing the unmatched resilience of our Call Assure solution for essential services.
•A leading insurance brokerage migrated its unified communications and contact center to the cloud with Bandwidth after a successful test phase demonstrated the programmable power of Maestro’s software for sophisticated call routing and our technical support.
•Our channel partnerships delivered multiple wins, including large-scale migrations of healthcare organizations from on-premises Cisco systems to the cloud, enabled by Bandwidth’s reliability and comprehensive migration support to de-risk the transitions.

Financial Outlook
Bandwidth is providing guidance for its third quarter and full year 2025 as follows (in millions) based on current indications for its business, which are subject to change.
For the full year 2025, Bandwidth’s revenue guidance now projects 9 percent to 11 percent year-over-year growth when adjusting for the expected cyclical reduction in political campaign messaging activity, which resulted in revenue in the third quarter and full year 2024 of approximately $21 million and $62 million, respectively.

	3Q 2025 Guidance	Full Year 2025 Guidance
Revenue	$189 - $191	$745 - $760
Adjusted EBITDA	$19 - $21	$86 - $91

Bandwidth has not reconciled its third quarter and full year 2025 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference
•Piper Sandler’s Voice AI Day. Virtual fireside chat and investor meetings hosted by John Bell, Chief Product Officer on Friday, August 22nd, 2025 at 12:30pm ET.
•Piper Sandler’s Growth Frontiers Conference in Nashville, TN. Investor meetings hosted by John Bell, Chief Product Officer, on Tuesday, September 10th, 2025.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending September 30, 2025 and year ending December 31, 2025, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$180,013	$173,602	$354,254	$344,635
Cost of revenue	108,349	108,773	211,078	214,322
Gross profit	71,664	64,829	143,176	130,313
Operating expenses
Research and development	31,749	28,132	62,381	57,044
Sales and marketing	24,818	26,066	51,274	55,205
General and administrative	18,845	16,705	37,956	34,554
Total operating expenses	75,412	70,903	151,611	146,803
Operating loss	(3,748)	(6,074)	(8,435)	(16,490)
Other (expense) income	(1,047)	9,798	(170)	10,781
(Loss) income before income taxes	(4,795)	3,724	(8,605)	(5,709)
Income tax (provision) benefit	(136)	331	(66)	531
Net (loss) income	$(4,931)	$4,055	$(8,671)	$(5,178)

Net (loss) income per share
Basic	$(0.16)	$0.15	$(0.29)	$(0.19)
Diluted	$(0.16)	$(0.17)	$(0.29)	$(0.19)

Numerator used to compute net (loss) income per share:
Basic	$(4,931)	$4,055	$(8,671)	$(5,178)
Diluted	$(4,931)	$(5,043)	$(8,671)	$(5,178)

Weighted average number of common shares outstanding
Basic	29,889,020	27,079,333	29,438,230	26,786,568
Diluted	29,889,020	29,500,598	29,438,230	26,786,568

Bandwidth recognized total stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Cost of revenue	$530	$375	$1,055	$771
Research and development	5,524	4,684	11,081	10,000
Sales and marketing	1,867	2,105	4,141	4,270
General and administrative	4,624	4,196	9,843	8,658
Total	$12,545	$11,360	$26,120	$23,699

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of June 30,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$60,136	$81,812
Marketable securities	8,000	1,975
Accounts receivable, net of allowances	89,158	86,455
Deferred costs	4,410	3,729
Prepaid expenses and other current assets	14,709	13,841
Total current assets	176,413	187,812
Property, plant and equipment, net	178,622	176,823
Operating right-of-use asset, net	153,481	153,601
Intangible assets, net	149,730	145,355
Deferred costs, non-current	3,614	4,355
Other long-term assets	4,437	3,977
Goodwill	356,185	317,243
Total assets	$1,022,482	$989,166
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,292	$28,362
Accrued expenses and other current liabilities	94,196	101,819
Current portion of deferred revenue	8,169	7,031
Operating lease liability, current	3,628	3,111
Current portion of convertible senior notes	7,607	—
Total current liabilities	134,892	140,323
Other liabilities	584	576
Operating lease liability, net of current portion	221,870	219,191
Deferred revenue, net of current portion	6,735	7,955
Deferred tax liability	26,838	27,304
Convertible senior notes	247,025	281,284
Total liabilities	637,944	676,633
Stockholders’ equity:
Class A and Class B common stock	30	29
Additional paid-in capital	466,358	435,927
Accumulated deficit	(80,085)	(71,414)
Accumulated other comprehensive loss	(1,765)	(52,009)
Total stockholders’ equity	384,538	312,533
Total liabilities and stockholders’ equity	$1,022,482	$989,166

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(8,671)	$(5,178)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	25,818	24,714
Non-cash reduction to the right-of-use asset	1,620	2,007
Amortization of debt discount and issuance costs	709	962
Stock-based compensation	26,120	23,699
Deferred taxes and other	(2,923)	(4,116)
Net gain on extinguishment of debt	(1,082)	(10,267)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(1,763)	(7,642)
Prepaid expenses and other assets	(1,465)	1,886
Accounts payable	(8,247)	(1,112)
Accrued expenses and other liabilities	(1,490)	3,968
Operating right-of-use liability	12	(2,020)
Net cash provided by operating activities	28,638	26,901
Cash flows from investing activities
Purchase of property, plant and equipment	(10,938)	(7,145)
Capitalized software development costs	(5,364)	(5,843)
Purchase of marketable securities	(10,702)	(31,096)
Proceeds from sales and maturities of marketable securities	4,731	38,312
Proceeds from sale of business	206	469
Net cash used in investing activities	(22,067)	(5,303)
Cash flows from financing activities
Borrowings on line of credit	28,500	65,000
Repayments on line of credit	(28,500)	(25,000)
Payments on finance leases	(30)	(44)
Net cash paid for debt extinguishment	(26,144)	(128,451)
Payment of debt issuance costs	—	(354)
Proceeds from exercises of stock options	46	119
Value of equity awards withheld for tax liabilities	(2,939)	(2,290)
Net cash used in financing activities	(29,067)	(91,020)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	657	(608)
Net decrease in cash, cash equivalents, and restricted cash	(21,839)	(70,030)
Cash, cash equivalents, and restricted cash, beginning of period	82,234	132,307
Cash, cash equivalents, and restricted cash, end of period	$60,395	$62,277

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Gross Profit	$71,664	$64,829	$143,176	$130,313
Gross Profit Margin %	40%	37%	40%	38%
Depreciation	5,160	4,678	9,838	9,456
Amortization of acquired intangible assets	2,042	1,941	3,939	3,900
Stock-based compensation	530	375	1,055	771
Non-GAAP Gross Profit	$79,396	$71,823	$158,008	$144,440
Non-GAAP Gross Margin % (1)	58%	56%	59%	56%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $136 million and $269 million for the three and six months ended June 30, 2025, respectively, and $128 million and $257 million for the three and six months ended June 30, 2024, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(4,931)	$4,055	$(8,671)	$(5,178)
Stock-based compensation	12,545	11,360	26,120	23,699
Amortization of acquired intangibles	4,565	4,336	8,852	8,697
Amortization of debt discount and issuance costs for convertible debt	278	384	576	869
Net cost associated with early lease terminations and leases without economic benefit	—	877	—	2,033
Net gain on extinguishment of debt	—	(10,267)	(1,082)	(10,267)
Non-recurring items not indicative of ongoing operations and other (1)	278	49	817	129
Estimated tax effects of adjustments (2)	(905)	(2,075)	(3,652)	(3,443)
Non-GAAP net income	$11,830	$8,719	$22,960	$16,539
Interest expense on Convertible Notes (3)	238	300	488	617
Numerator used to compute Non-GAAP diluted net income per share	$12,068	$9,019	$23,448	$17,156

Net (loss) income per share
Basic	$(0.16)	$0.15	$(0.29)	$(0.19)
Diluted	$(0.16)	$(0.17)	$(0.29)	$(0.19)

Non-GAAP net income per Non-GAAP share
Basic	$0.40	$0.32	$0.78	$0.62
Diluted	$0.38	$0.29	$0.74	$0.55

Weighted average number of shares outstanding
Basic	29,889,020	27,079,333	29,438,230	26,786,568
Diluted	29,889,020	29,500,598	29,438,230	26,786,568

Non-GAAP basic shares	29,889,020	27,079,333	29,438,230	26,786,568
Convertible debt conversion	1,478,379	2,421,265	1,568,075	2,869,144
Stock options issued and outstanding	14,988	28,513	19,471	30,108
Nonvested RSUs outstanding	—	1,284,862	482,045	1,260,376
Non-GAAP diluted shares	31,382,387	30,813,973	31,507,821	30,946,196
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.2 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2025, (ii) $0.1 million of losses on sale of business during the three and six months ended June 30, 2025, (iii) $0.5 million of nonrecurring litigation expense during the six months ended June 30, 2025, and (iv) less than $0.1 million and $0.1 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2024, respectively.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 13.9% and 15.0% for the six months ended June 30, 2025 and 2024, respectively. For the six months ended June 30, 2025, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2025. We analyze the Non-GAAP valuation allowance position on a quarterly basis. As of June 30, 2025, we have no valuation allowance against our deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(4,931)	$4,055	$(8,671)	$(5,178)
Income tax provision (benefit)	136	(331)	66	(531)
Interest expense, net	547	698	1,035	65
Depreciation	8,750	7,964	16,966	16,017
Amortization	4,565	4,336	8,852	8,697
Stock-based compensation	12,545	11,360	26,120	23,699
Net cost associated with early lease terminations and leases without economic benefit	—	877	—	2,033
Net gain on extinguishment of debt	—	(10,267)	(1,082)	(10,267)
Non-recurring items not indicative of ongoing operations and other (1)	278	49	817	129
Adjusted EBITDA	$21,890	$18,741	$44,103	$34,664
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.2 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2025, (ii) $0.1 million of losses on sale of business during the three and six months ended June 30, 2025, (iii) $0.5 million of nonrecurring litigation expense during the six months ended June 30, 2025, and (iv) less than $0.1 million and $0.1 million of losses on disposals of property, plant and equipment during the three and six months ended June 30, 2024, respectively.

Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$31,721	$24,436	$28,638	$26,901
Net cash used in investing in capital assets (1)	(6,090)	(6,116)	(16,302)	(12,988)
Free cash flow	$25,631	$18,320	$12,336	$13,913
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.